Exhibit 99.4

FOCUS BUSINESS BANK

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on [ ], 2015.

Vote by Internet • Go to www.investorvote.com/FCSB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

	For	Against	Abstain	+

1. Adoption and approval of the Agreement and Plan of Merger and Reorganization dated as of April 23, 2015 by and among Focus Business Bank, Heritage Commerce Corp and Heritage Bank of Commerce.	☐	☐	☐

2. Approval of an adjournment of the meeting, if necessary, to solicit additional proxies in favor of the merger proposal.	☐	☐	☐

3. To transact such other business as may properly come before the meeting.

Non-Voting Items

Change of Address – Please print new address below.	Meeting Attendance

Mark box to the right if you plan to attend the Special Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1UPX	+

0241TB

Important notice regarding the Internet availability of
proxy materials for the Special Meeting of shareholders.
The special meeting materials are available at:

www.edocumentview.com/FCSB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Focus Business Bank (the “Bank”) hereby nominates, constitutes and appoints Richard L. Conniff and Michael T. Namba, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of  Focus Business Bank held of record by the undersigned as of [ ], 2015, the record date with respect to this solicitation, at the Special Meeting of Shareholders of the Bank to be held at the [ ], San Jose, California, on [ ], 2015 and at any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if present, as stated on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER OR, IF NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.